Exhibit 32.1

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that the Form 10-Q for the quarter ended March 31, 2004 filed by TNS, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: May 17, 2004

/s/ John J. McDonnell, Jr.
John J. McDonnell, Jr.
Chairman and Chief Executive Officer

Dated: May 17, 2004

/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr.
Chief Financial Officer